                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WELLINGTON HALL, LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        HOYT M. HACKNEY, JR. PRESIDENT,
    ROUTE 1, U.S. HIGHWAY NO. 29 AND NO. 70, LEXINGTON, NORTH CAROLINA 27292
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            WELLINGTON HALL, LIMITED
                    Route 1, U.S. Highway No. 29 and No. 70
                              Post Office Box 1354
                      Lexington, North Carolina 27293-1354
                                 (704) 249-4931

              NOTICE OF SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS
                         To be held on October 1, 1997

To the Shareholders of Wellington Hall, Limited:

         Notice is hereby given that the Substitute Annual Meeting of Shareholders of Wellington Hall, Limited ("the Company") will be held on October 1, 1997, at 10:00 A.M. Eastern Time, at the offices of Turlington and Company, the Company's independent auditors, located at 509 East Center Street, Lexington, North Carolina for the following purposes:

         1. To elect a Board of five directors to serve until the next Annual Meeting of the Shareholders and until their successors are elected and qualified.

         2. To approve the 1997 Stock Option and Restricted Stock Plan

         3. To ratify the selection by the Board of Directors of Turlington and Company as independent auditors of the Company for fiscal year ending April 30, 1998.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on August 25, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at the meeting and any adjournment or adjournments thereof.

         The Company's Proxy Statement is submitted herewith along with the Annual Report for the year ended April 30, 1997.

Lexington, North Carolina
September 8, 1997


                                    /s/ William W. Woodruff

                                    By Order of The Board of Directors
                                    William W. Woodruff, Secretary

                            WELLINGTON HALL, LIMITED
                    Route 1, U.S. Highway No. 29 and No. 70
                              Post Office Box 1354
                      Lexington, North Carolina 27293-1354

                                PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Directors of Wellington Hall, Limited (the "Company") and is to be used at the Substitute Annual Meeting of Shareholders to be held at the offices of Turlington and Company, the Company's independent auditors, located at 509 East Center Street, Lexington, North Carolina on October 1, 1997 at 10:00 A.M. Eastern Time, and at any adjournments thereof. Any shareholder submitting the accompanying proxy may revoke it at any time before it is voted by: (a) giving written notice to the Secretary of the Company before the Annual Meeting; (b) attending the Annual Meeting and announcing at the meeting that he elects to revoke his proxy and to vote in person; or (c) delivering a proxy bearing a later date to the Company before the Annual Meeting.

         Proxies will be solicited by mail. Proxies may also be solicited personally or by telephone by employees of the Company who will not be additionally compensated therefor, or by the Company's transfer agent. The cost of such solicitation will be borne by the Company. The Company intends to mail copies of the Proxy Statement and the accompanying proxy card to the shareholders on or soon after September 8, 1997.

         Only shareholders of record at the close of the business on August 25, 1997, are entitled to notice of and to vote at the meeting. The shares represented by all properly executed proxies which are received in time for the meeting will be voted in accordance with the directions given thereon. If no directions are given on a proxy, the shares represented by such proxy will be voted "FOR" proposal 2, "FOR" proposal 3 and "FOR" the five nominees for election as Directors named herein. Shareholders will be entitled on vote each share of Common Stock held on the record date. As of August 25, 1997, there were 2,289,887 shares of the Company's Common Stock, no par value (the "Common Stock"), issued and outstanding, and each share is entitled to one vote.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding directors and executive officers of the Company, as well as those persons known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, as of August 25, 1997:

Name and Address                Amount and Nature              Percent
of Beneficial                   of Beneficial                  of Class
Owner                           Ownership (1)
------------------------------------------------------------------------------

Hoyt M. Hackney, Jr.            226,958 (1)                       9.9
409 Edgedale Drive
High Point, N.C. 27262


Ernst B. Kemm                   297,280 (1)                      13.0
1211 Lancaster Place
High Point, N.C. 27260

Donald W. Leonard                26,862 (1)                       1.2
105 Westover Drive
Lexington, N.C. 27292

William W. Woodruff              16,000 (1)                       0.7
320 Maegeo Drive
Lexington, N.C. 27292

Arthur F. Bingham               605,437 (2,3)                    26.4
315 3rd Avenue N. W.
Hickory, N.C. 28601

Ralph L. Eskelsen, Jr.             --   (3)                      --
Tacao River
San Pedro Sula
Honduras, Central America

All executive officers        1,172,537 (3)                      51.2
and Directors as a Group
(6 Persons)

                         -----------------------------

(1) To the best of the Company's knowledge, all persons listed above own the shares listed directly and have sole voting and investment power with respect thereto unless otherwise noted.

(2) Mr. Bingham's shares include 605,000 shares owned in a retirement plan of which he is beneficiary.

(3) Excludes options to purchase shares that have been granted but are not currently exercisable and do not become exercisable within 60 days.

To the best of the Company's knowledge, all persons listed above have sole voting and investment power over the shares which they own directly.


                             ELECTION OF DIRECTORS

         The Company's Bylaws provides that a minimum of three and a maximum of nine directors shall serve on the Board of Directors, with the exact number of directors within such limitations to be fixed by resolution of the Board prior to the annual meeting at which directors are to be elected. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting of Shareholders at five. It is intended that Proxies received in response to this solicitation will be voted to elect five directors to hold office until the next Annual Meeting and until their successors are elected and qualified. The enclosed Proxy can not be voted for more than five persons.

         The requisite quorum for the Annual Meeting will be a majority of the outstanding shares of Common Stock entitled to vote. The directors will be elected by a plurality of the shares voted at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not effect the outcome of the election of directors.

         Management knows of no reason why any of the five nominees will be unable or unwilling for good cause to serve; but if that should occur, it is the intention of those persons named in the Proxy to vote for such other person or persons as the Board of Directors may recommend. Unless otherwise directed, the enclosed Proxy will be voted in favor of the five nominees for election as Directors.

         The following table sets forth certain information, as of August 25, 1997 concerning the five persons nominated by the Board to serve as Directors.

                                    Position with the Company; Principal
                                    Occupation During the Preceding
Name                      Age       Five Years (if different)
----                      ---       ------------------------------------

Hoyt M. Hackney, Jr.       59       President, Chief Executive Officer, Chief
                                    Financial Officer and Treasurer,
                                    Director since 1978

Donald W. Leonard (1)      78       Chairman of the Board of Directors,
                                    Director since 1965; Private Investor

Ernst B. Kemm              61       Executive Vice President, Director
                                    since 1978

William W. Woodruff (1)    73       Secretary, Director since 1977; President
                                    and Owner of Woodruff Shoe Store

Arthur F. Bingham          42       Senior Executive Vice President of Sales
                                    and Marketing (1996-present), Director
                                    since 1996; Sales Representative for
                                    Lexington Furniture Industries (1978-1996)

Ralph L. Eskelsen, Jr.     51       General Manager and Director of Muebles
                                    Wellington Hall, S.A. (1989-present)


(1)  Mr. Woodruff is Mr. Leonard's brother-in-law.


         The executive officers are elected by the Board of Directors to serve until the next annual meeting of the Board and until their successors have been elected and qualified.

         The Board of Directors of the Company met four times during the year ended April 30, 1996. The Compensation Committee met once during fiscal 1996. The Board does not have standing audit, nominating or other committees performing similar functions. All Directors attended at least 75% of the total number of the meetings of the Board of Directors and committees on which they served during fiscal 1996.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid to the Chief Executive Officer of the Company's during the last three fiscal years.


                             Fiscal      Annual Compensation      All Other
Name/Position                Year       Salary($)    Bonus($)  Compensation (1)
--------------------------------------------------------------------------------
Hoyt M. Hackney, Jr.         1997       130,183            0       25,738
  President                  1996       128,878            0       26,577
  Treasurer                  1995       166,918       37,728       27,203
  Chief Executive Officer
  Chief Financial Officer


(1) The amounts reported in this column consists of the Company's matching contribution under its 401(k) plan and deferred compensation plan.

         Non-salaried directors are paid $100 for each meeting of the Board of Directors they attend and a $1,000 annual directors fee. The Company does not pay Directors any additional amounts for committee participation.

         Effective January 1, 1987. the Company entered into a 5-year employment agreement with Mr. Hackney (the "Employment Agreement") that will automatically be extended for successive one-year terms unless and until either party to the Employment Agreement gives written notice of termination. Throughout the term of the Employment Agreement, Mr. Hackney is to serve as President, Chief Executive Officer and Chief Financial Officer of the Company, is to be nominated for election as a Director of the Company and is to devote his full time and attention to the Company's business affairs. If for any reason (other than his "for cause" termination) Mr. Hackney does not continue in these positions, Mr. Hackney may elect to terminate the Employment Agreement and receive as severance compensation an amount equal to one and one-half times his then annual compensation. Under the Employment Agreement, Mr. Hackney may be terminated only "for cause", which is defined to mean (1) willful material breach of his obligations under the Employment Agreement; (2) willful gross misconduct in the course of his employment that is substantially injurious to the Company; or (3) conviction in any court of a felony which results in incarceration for more than 90 consecutive days.

         In conjunction with the execution of the Employment Agreement, the Company and Mr. Hackney entered into a executive deferred compensation agreement, effective May 8, 1987 (the "Deferred Compensation Agreement"), which provides for the payment of $50,000 per year for a period of 10 years payable in equal monthly installments, upon Mr. Hackney's retirement at age 62. The monthly installment payments shall be paid to Mr. Hackney's beneficiary if he dies prior to retirement or after retirement but prior to the expiration of the ten-year payout period. $24,000 in deferred payments were accrued pursuant to the Deferred Compensation Agreement for the benefit of Mr. Hackney during fiscal 1997.

         If the Company is (1) merged, liquidated, consolidated or otherwise combined with any other company, or (2) if substantially all the assets or shares of stock of the Company are acquired by any other person or entity (1 and 2 above hereinafter a "Change of Control Event"), the Employment Agreement will, pursuant to its terms, automatically remain in full force and effect until the end of the two-year period immediately following the date of the Change of Control Event. If the Employment Agreement is extended beyond December 31, 1991 due to the occurrence of a Change of Control Event, Mr. Hackney is to be paid an annual salary of $155,000 throughout the term of extension. Upon the occurrence of a Change of Control Event. the Company or its successor in interest may terminate the Employment Agreement upon the payment to Mr. Hackney of a cash amount equal to 1 1/2 times his then annual compensation. The Company or its successor may terminate the Deferred Compensation Agreement following the occurrence of a Change of Control event upon the payment to Mr. Hackney of (a) $100,000 in cash or (b) a cash amount for each share of the Company stock then owned by Mr. Hackney equal to or greater than the lesser of (i) four times the book value per share of such stock or (ii) 15 times the net after tax profits per share of such stock, computed as of the Company's most recent fiscal year end in accordance with Generally Accepted Accounting Principles.

         Effective September 1, 1996, the Company entered into a 10-year employment agreement with Arthur F. Bingham ("the Employment Agreement") that is automatically extended for successive one-year terms unless and until either party to the Employment Agreement gives written notice of termination pursuant to the terms therein. Throughout the term of the Employment Agreement, Mr. Bingham is to serve as Senior Executive Vice President of Sales and Marketing and as an exclusive sales representative of the Company and is to devote his full time and attention to such positions. The Employment Agreement contemplates that, for the term thereof, Mr. Bingham shall also serve as a Director of the Company. If, for any reason other than the termination of his employment "for cause," Mr. Bingham does not continue in these positions, Mr. Bingham may elect to terminate the Employment Agreement and receive as severance compensation an amount equal to one and one-half times his then annual compensation. Under the Employment Agreement, Mr. Bingham may be terminated only "for cause," which is defined to mean (1) willful material breach of his obligations under the Employment Agreement, which breach is not substantially cured by Mr. Bingham within ten business days after the Company gives to him written notice of the specific alleged breach (it being understood that Mr. Bingham's failure to perform or discharge his duties and responsibilities hereunder as a result of his incapacity due to physical or mental illness or injury or accident or death shall not be deemed such a breach); (2) willful gross misconduct in the course of his employment that is substantially injurious to the Company; or (3) conviction in any court of a felony that results in incarceration for more than ninety consecutive days (unless such conviction is reversed in any final appeal thereof).

         Pursuant to the Employment Agreement, Mr. Bingham is to be compensated in an amount equal to a commission of 5% of all sales of products of WHCC and 6% of all sales of products of the Company, both to exclude what is commonly referred to as OEM sales, a commission of 5% on all orders considered "House" orders, a commission of 5% on inventory sales used to raise capital and reduce inventory, annual compensation of $30,000 and an annual bonus equal to the amount that 2% of the sales in the North Carolina territory from WHCC and 1% of the sales in the North Carolina territory from the Company exceeds $30,000 for each fiscal year beginning September 1, 1996 through August 31, 1997.

         If the Company is merged, liquidated, consolidated or otherwise combined with any other company, or if substantially all the assets of the Company are acquired by any other person or entity, or if the control of the Company shall pass to any other person or entity not presently in control, the Employment Agreement shall remain in full force and effect or, at the option of the Company, upon the occurrence of any such event described hereinabove, the Company or its successor may terminate this Employment Agreement upon the payment to Mr. Bingham of an amount equal to 1 1/2 times his earnings for the last fiscal year prior to termination, such payment to be made within thirty days after the date of termination. For purposes of determining Mr. Bingham's earnings, there shall be included both the commissions paid under Mr. Bingham's sales territory and the annual compensation paid for Mr. Bingham's service as Senior Executive Vice President of Sales and Marketing.

2. PROPOSAL TO APPROVE STOCK OPTION AND RESTRICTED STOCK PLAN

         On February 10, 1997, the Board of Directors of the Company adopted, subject to shareholder approval, the 1997 Stock Option and Restricted Stock Plan (the "Plan"). The Plan has a ten year term and, unless sooner terminated as provided in the Plan, will terminate on February 9, 2007.

         The Plan will be administered by an option committee (the "Committee") appointed by the Board of Directors of the Company. The Committee must consist of no fewer than two directors appointed by the Board, none of whom is a current employee of the Company, a former employee that receives compensation for prior services rendered during the taxable year, an individual receiving direct or indirect remuneration from the Company in any capacity other than as a director or a former or current officer of the Company, all with the intent of complying
Section 162(m) of the Internal Revenue Code of 1988, as amended (the "Code").

         Under the Plan, the Company may grant incentive stock options ("ISOs"), nonqualified stock options or restricted stock awards up to an aggregate of 1,200,000 shares of the Company's common stock, no par value (the "Common Stock"). No individual may receive options or restricted stock under the Plan aggregating more than 600,000 shares of Common Stock over the ten-year life of the Plan. The number and class of shares available under the Plan will be adjusted appropriately in the event of stock splits and combinations, share dividends and similar changes in the capitalization of the Company. Any shares of Common Stock that are subject to incentive stock options or nonqualified stock options granted under the Plan and that are not issued, and any shares of Common Stock that are issued pursuant to restricted stock awards under the Plan and that are subsequently forfeited, may again be the subject of grants or awards under the Plan.

         Awards may be granted under the Plan only to key employees (including statutory employees within the meaning of Section 3121(d)(3) of the Code), officers or directors of the Company, whether or not employees. The Committee will determine those persons who will receive ISOs, nonqualified stock options and restricted stock awards under the Plan.

         The Plan provides that the Board of Directors may terminate, amend or revise the terms of the Plan at any time, except that no amendment or revision shall (i) increase the maximum aggregate number of shares subject to the Plan, except as permitted by the Plan in order to make appropriate adjustments for stock splits, share dividends or similar changes in the Common Stock; (ii) change the minimum purchase price for shares subject to options granted under the Plan; (iii) extend the maximum duration of ten years established under the Plan for any option or for a restricted stock award; or (iv) permit the granting of an option or a restricted stock award to anyone other than eligible recipients under the terms of the Plan.

         With respect to nonqualified stock options or restricted stock awards, the Committee is authorized under the terms of the Plan, in its discretion, to make loans or payments to optionees or restricted stock award recipients for the purpose of assisting such persons with payment of personal income taxes incurred upon exercise of nonqualified stock options or the lapse of restrictions to which restricted stock is subject.

         If the Company becomes a party to any merger or consolidation in which it is not the surviving entity or pursuant to which the shareholders of the Company exchange their Common Stock, or if the Company dissolves or liquidates or sells all or substantially all of its assets, the Committee may, in its discretion, cause all ISOs and nonqualified stock options outstanding under the Plan to become immediately exercisable and, to the extent not exercised, such options will terminate on the effective date of such transaction. In addition, the Committee may, in its discretion, cause all restricted stock awards that are still subject to any restrictions or conditions to become fully vested, and no longer subject to forfeiture, on such effective date, unless otherwise provided in the applicable restricted stock agreement.

         The price of shares subject to stock options granted under the Plan will be determined by the Committee at the time of grant of the option, but may not be less than 100% of the fair market value of the Common Stock at the time of the grant. On July 28, 1997, the fair market value of the common stock was $
 .25. The Committee will determine at the time of grant the dates on which stock options will become exercisable and may accelerate the scheduled exercise date of an option if deemed appropriate. The Committee may, in its discretion, make any ISO or nonqualified stock option subject to the satisfaction of such corporate or individual performance or other vesting standards as the Committee deems appropriate. No stock option may expire later than ten year from the date of grant. ISOs granted under the Plan are subject to the following additional conditions: (i) no ISO may be granted to a person who owns, at the time of grant, stock representing more than 10% of the total voting power of all classes of stock of the Company unless the option price for the shares subject to such ISO is at least 110% of the fair market value on the date of grant and such ISO award is exercisable only within five years after its date of grant; and (ii) the total fair market value of shares subject to ISOs which are exercisable for the first time by an optionee in a given calendar year may not exceed $100,000, valued as of the date of the ISO's grant.

         Restricted stock may be issued under the terms of the Plan to eligible recipients who are selected from time to time by the Committee. Such restricted stock will be subject to such restrictions and conditions as may be determined by the Committee at the time of the award. These restrictions and conditions may include (but are not required to include) restrictions on transfer of the awarded shares of Common Stock, vesting conditions based on continued employment with the Company for a specified period of time following the award or satisfaction of individual or corporate performance criteria, or satisfaction of other vesting standards. The lapse of restrictions and conditions with respect to restricted stock may be accelerated at any time by the Committee in its discretion. Restrictions and conditions imposed on shares of restricted stock shall lapse, in whole or in part, as provided in the applicable agreement evidencing the restricted stock award, but must lapse, if at all, not later than ten years from the date of the award.

         Because the Plan is a discretionary plan, it is not possible to determine what awards the Committee will grant thereunder.

Federal Income Tax Consequences of Stock Option and Restricted Stock Plan

         ISOs granted under the Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of an ISO generally does not result in taxable income to the participant at the time of grant or at the time of exercise. however, for any year in which Common Stock is purchased upon exercise of an ISO, the difference between the fair market value of the Common Stock at the time of exercise and its adjusted basis to the participant will be treated as an item of adjustment for purposes of computation of the employee's alternative minimum taxable income under Section 55 of the Code. If the participant exercises and ISO and sells the Common Stock purchased thereunder at a gain, the excess of the sales price of the Common Stock over its adjusted basis to the participant will be taxable as a long-term capital gain if the sale is made more than two years from the granting of the ISO and more than one year from the transfer of the stock to the participant. If the sale is made within two years after the granting of the option or within one year after the Common Stock is transferred to the participant and if sales proceeds exceed the fair market value of the Common Stock on the date of exercise, the participant generally will recognize ordinary income, equal to the fair market value of the Common Stock on the date of exercise less the option price, and capital gain (long-term or short-term as the case may be), equal to the amount realized in excess of the fair market value of the Common Stock on the date of exercise. No tax deduction will be available to the Company as a result of the granting of ISOs, the exercise of such options, or the sale by participants of the Common Stock purchased. However, the Company will be entitled to a deduction in an amount equal to the ordinary income, if any, realized by a participant on the sale of Common Stock purchased pursuant to the exercise of an ISO.

         Nonqualified stock options granted under the plant are not intended to qualify as ISOs under the Code. The grant of a nonqualified stock option will not result in taxable income to the participant or a deduction to the Company. On the date any such option is exercised, a participant generally will be deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price, and the Company will generally receive a deduction in the same amount.

         Participants will recognize taxable income at the time unrestricted stock is received under the Plan equal to the fair market value of the shares received. The Company will be entitled to a deduction equal to the amount includable in the participant's income.

         In general, there will be no federal income tax consequences to either the Company or the participant upon the grant of restricted stock. At that time, the participant will recognize taxable income equal to the then fair market value of the Common Stock and the Company will generally receive a corresponding deduction. However, participants may elect, within 30 days after the date of grant, to recognize ordinary income equal to the fair market value of the restricted stock on the date of grant and the Company will be entitled to a corresponding deduction at that time.

         Any discussion herein pertaining to a deduction for the Company is qualified by application of Section 162(m) of the Code and the regulations thereunder. Section 162(m) limits to $1,000,000 per year the allowable deduction for compensation paid to or accrued by the chief executive officer and the four most highly compensated officers (other than the chief executive officer) ("Covered Employees"), except that such limit does not include "performance-based compensation," as that term is defined therein. If the Plan is approved by shareholders in the manner prescribed by applicable regulations, compensation realized upon the exercise of options will be "performance-based" if the exercise price is at least equal to the fair market value of the underlying stock on the date of grant. The Plan is intended to meet the provisions of Section 162(m) such that any deductions realized from stock option transactions thereunder will not be limited. Compensation derived from other awards that may be granted under the Plan may be deemed "performance-based" if they are designated as such by the Committee and if the grant thereof is subject tot he attainment of certain performance goals. Except as permitted by Section 162(m) and the regulations promulgated thereunder, compensation derived by Covered Employees from awards that are not "performance-based" will not be deductible by the Company.


Vote Required for Approval

         The Plan will not become effective unless the proposal received the majority of the votes cast at the meeting, assuming the presence of a quorum. Abstentions and broker nonvotes will not have the effect of a vote against the proposal.

                              CERTAIN TRANSACTIONS

         In connection with the employment of Arthur F. Bingham as Senior Executive Vice President of Sales and Marketing, Mr. Bingham made a loan to the Company in October 1996 of $285,694 for a term of up to two years and bearing interest at the applicable federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended. On February 12, 1997, Mr. Bingham purchased 600,000 shares of Common Stock of the Company at a purchase price of $.50 per share, which purchase price was paid by cancellation of the foregoing loan and for an additional investment of $14,306. The Company paid to Mr. Bingham interest on the loan in the amount of $6,368. Like those transactions, all future material affiliated transactions and loans will be made or entered into under terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions.

                       SELECTION OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders, the Board of Directors has selected Turlington and Company, an independent public accounting firm, to audit the accounts of the Company for the fiscal year ending April 30, 1998. Turlington and Company has acted as auditors for the Company since 1978. A representative of Turlington and Company is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR ratifying the selection of Turlington and Company as auditors for the Company for fiscal year ending April 30, 1998.

                             SHAREHOLDERS PROPOSALS

         Any shareholder desiring to present a proposal for action at the next annual meeting of shareholders must submit his proposal in writing to the Secretary of the Company in Lexington, North Carolina by May 8, 1998, if a description of such proposal is to be included in the Proxy Statement issued by the Company.

                                 OTHER MATTERS

         No business other than that set forth herein is expected to come before the meeting, but should any other matters requiring a vote of the shareholders arise, including a question of adjourning the meeting, the persons names in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company.

         Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specifications. If no specification is made by the Proxy is properly signed, the shares represented thereby will be voted in favor of each proposal set forth herein.

                                             Order of the Board of Directors

                                             /s/ William W. Woodruff
                                             William W. Woodruff
                                             Secretary
August 25, 1997

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                                                                      APPENDIX A



WELLINGTON HALL, LIMITED
Route 1, U.S. Highway No. 29 and No. 70
Post Office Box 1354
Lexington, North Carolina 27293-1354
PROXY FOR SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS
October 1, 1997

The undersigned hereby appoints DONALD W. LEONARD, HOYT M. HACKNEY, JR. AND WILLIAM W. WOODRUFF, and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Wellington Hall, Limited held of record by the undersigned on August 25, 1997 at the Annual Meeting of shareholders to be held in Lexington, N.C. on October 1, 1997 or at any adjournments thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.


         (1) ELECTION OF DIRECTORS
             FOR all nominees listed below     WITHHOLD AUTHORITY to vote
             (except as marked to contrary     all nominees listed
             below) (   )                      below (   )

             INSTRUCTIONS: To withhold authority to vote for any individual nominees strike a line through the nominee's name in the list below.)

                  Hoyt M. Hackney Jr., Ernst B. Kemm, Donald W. Leonard, William W. Woodruff, Arthur F. Bingham

         (2) To approve the 1997 Stock Option and Restricted Stock Plan
             VOTE FOR (   )      VOTE AGAINST (   )       ABSTAIN (   )

         (3) To ratify the selection of Turlington and Company,
             independent public accountants, as auditors of the Company for the fiscal year ending April 30, 1998
             VOTE FOR (   )      VOTE AGAINST (   )       ABSTAIN (   )

         (4) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Continued and to be signed on Reverse side

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
         If no direction is made, this proxy will be voted FOR proposals
1,2, and 3

Please date and sign exactly as name appears
hereon, Joint Owners should each sign personally.  ----------------------------
Trustees, custodians, executors, and others        Signature
signing in a representative capacity should
indicate the capacity in which they sign.          ----------------------------
                                                   Signature
PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE, WHETHER OR NOT
YOU PLAN TO BE PRESENT AT THE               _______________________________1997
MEETING. IF YOU ATTEND THE                  DATE:
MEETING YOU CAN VOTE EITHER IN
PERSON OR BY YOUR PROXY.